Exhibit 10.2

Supplemental Agreement of the Property Purchase Agreement

The seller (hereafter to be called party A):
Shenzhen Borou Industrial Co., Ltd. (the “Borou”)
Legal Representative: Wang, Hui
Address: North Renmin Road, Luohu District, Shenzhen

The buyer (hereafter to be called party B):
TMK Power Industries (SZ) Co., Ltd. (the “TMK”)
Representative: Wu, Henian
Address: No.2, Dalang Street, Bao’an District, Shenzhen

The actual controller of the property (hereafter to be called party C):
Yang, Ming

Guaranteed by: Shenzhen Import and Export Exhibition Center (hereafter to be called party D):
 Legal representative: Yang Ming
Address: North Renmin Road, Luohu District, Shenzhen

The original seller (hereafter to be called party E):
Shenzhen Deli Investment Development Ltd.
Legal Representative: Wang, Wei
Address: North Renmin Road, Luohu District, Shenzhen

The parties signed a Property Purchase Agreement on October 10, 2008. Since then the parties made certain amendments and after friendly negotiation the parties agree that the agreement signed on October 10, 2008 be invalid on the date of signing this supplemental agreement and the parties are to act in accordance with this supplemental agreement.

Under the related national regulations and laws as well as those of Shenzhen city of Guangdong Province, the parties have reached the agreement as follows:

Item1: The basic situation of the property purchased

1. The property of the seller includes one office unit located at the fourth floor of Shihao Mansion

2. The building area is 834.76 square meters.

3. Usage of the property is for commerce and finance. Property number is NO.200034203120.

Item2: Property of land use right

1. The buyer gets the land use right in the form of transfer.

2. The land use right is valid from July 4, 1997 until July 3, 2067.

Item3: Purchase price

1. The total purchase price of Shihao Mansion unit 4-3 is RMB 20,869,000.00.

2. Two parties agreed to handle the transfer in the form of asset transfer and equity transfer, which means the ownership of Borou will be transferred to Party B in accordance with the registered price of the registered capital. All the other assets owned by Borou as well as operating performance and marketing network of Borou will be transferred to Party B, the value of all the other resources is also included in this transfer. Two parties agreed to enter into another ownership transfer agreement and handle the procedures of transfer registration.

3. Party C and party D agree to help party A introduce the battery and related products to Wal-Mart and African sales exhibition with annual amount not less than 100M RMB for the benefit of party A.

4. Shenzhen Deli Investment Development Limited (Deli), which owns unit 4-4 of Shihao Building located at North Renmin Road, planned to transfer this office unit to Borou based upon the original property purchase agreement signed by the parties on October 10, 2008. Due to the title transfer issue, Deli will not transfer this unit to Borou, as such party E (Deli) is no longer regarded as a seller in this supplemental agreement.

Item4: Method of payment
The transfer payment shall be paid in five installments according to two parties’ negotiation:

1. Within 3 days after the signing date of this contract, party B shall pay 1.25 million RMB of purchase money to party A or the account designated by party A;

2. Within 30 days after the signing date of this contract, party B shall pay 3.75 million RMB of purchase money to party A or the account designated by party A;

3. Within 60 days after the signing date of this contract, party B shall pay 6.25 million RMB of purchase money to party A or the account designated by party A;

4. Within 90 days after the signing date of this contract, party B shall pay 8.75 million RMB of purchase money to party A or the account designated by party A;

5. Within 100 days after the signing date of this contract, party B shall pay off the purchase payment as specified in Item1 to party A or the account designated by party A.

Item5: Term of delivery
1. Party A should conduct check-out matters after receiving the fourth installment of payment regulated in article 4 of this contract from party B

2. Party A can continue to use the office unit before it officially move out of the property, however party A needs to keep the completeness of the property right and should not transfer, lease or lend any of the property to other third parties. Party B agrees that party A is exempt from rent before party A officially moves out of the property.

Item6: Party B’s responsibility of breach of contract for overdue payment
1. If party B doesn’t pay the money according to the provisions of Item 4, Party A has right to pursue penalty and overdue interests. Overdue interests begin to count from the 15th day after the time limit for the payment; monthly interest rate is calculated at 3%.

2. If party B fails to perform the contract for more than 90 days, Party A shall be entitled to charge party B with the responsibility of breach of contract:

(1) Party A can terminate the contract, party B shall pay 10% of accumulated purchase payables as liquidated damages to party A.

(2) Party B pays 15% of accumulated purchase payables as liquidated damages to party A and continues to perform the contract.

Item7: Party A’s responsibility of breach of contract for overdue delivery of property.
1. Except for irresistible natural disasters,If party A fails to deliver the property to party B within the time limit, Party B has right to pursue penalty and overdue interests according to the paid payment. Overdue interests begin to count from the 15th day after the time limit for delivery of property, monthly interest rate is calculated at 3%. Monthly interest rate will be calculated at 5% from the 91st day.

2. If party A fails to perform the contract for more than five months, Party B shall be entitled to charge party A with the responsibility of breach of contract.

(1)Party B can terminate the contract; party A shall pay 10% of paid amount by party B as liquidated damages to party B.

(2)Party A pays 20% of paid amount made by party B as liquidated damages to party B and continues to perform the contract.

Item8: Property title registration
1. The 100% ownership of Shenzhen Borou Industrial Co., Ltd. will be transferred to TMK Power Industries (SZ) Co., Ltd. by way of ownership transfer. TMK will hold 100% ownership of Borou immediately after the transfer takes effect including the office unit specified in Item1, thus, there is no need to change the title of units from Borou to TMK with the Land and Resources Bureau.

2. Party A and C shall ensure that the equity have not any defects, and also have not undertaken any form of mortgage, pledge, and also not signed any legal document such as agreement to waive interests.

3. Party A and party C undertake to sign ownership transfer agreement and handle ownership transfer notarization formalities within 180 days after the agreement comes into effect, and complete ownership transfer alteration registration procedures within a month after ownership transfer notarization formalities are completed.

4. Party A and C shall ensure that the property has not any form of action to give up any interest. If this action does exist, Party A and C should be responsible for any damages of Party B caused by this action.

Item9 Rights guarantee
1. Party A and C shall ensure that Party A and the property do not have any form of debt, including but not confined to direct, indirect, hidden or established debt. In order to ensure the right of Party B not to be violated, Party A and C shall provide the guarantee of unlimited liability.

2. Party D is the company under control of party C, party D will provide joint liability guarantee as follows:

(1)Offer guarantee for the integrity and authenticity of the transferred property

(2)Offer guarantee for the integrity and authenticity of Party A’s shareholders' transferred ownership

(3)Offer guarantee when party B pays off payment, party A and party C handle the delivery of the property in time;

(4)The property has no property right dispute at transaction. Party A will undertake all the responsibility if any dispute.

Item10 Notice
1. Under this contract any requirement and notice from any party must be in writing.

2. The correspondence from any party related to this contract will be sent to the address of respective legal representatives.

3.If one party changes address, this party shall within 5 days from the date of change, in writing, notify the other parties; otherwise, shall bear the responsibility caused by the change.

Item11 Change of the agreement
During the fulfillment period of this contract, if any party needs to change any clause caused by a special situation, it shall inform the others in writing. The parties within the prescribed time limit (in writing given 15 days notice) shall sign an agreement in writing in order for the change to be effective. This agreement will then become an integral part of the contract. Without a writing signed by all parties, any party is not entitled to change the contract; otherwise, this party is responsible for the economic losses of the other parties resulting from the responsible party.

Item12 Transfer of contract
Except as otherwise provided or by mutual consent, the provisions of the rights and obligations of the parties, any party without the prior written consent of the consent of the other party may not transfer to the third party. Any transfer, without the express consent of the other party in writing, shall be void.

Item13 Deal with disputes
1.This contract is under the law of the People's Republic of China and shall be governed by the law and construed according to its interpretation.

2.This contract in the performance of the process of disputes, by both parties consultation solution, or by relevant departments to mediate. If negotiation or mediation proves unsuccessful, the dispute should be solved step by step: (1)Submit to Shenzhen Economic Arbitration Committee (2)Sue to court lawfully

Item14 Force majeure
1. If any party in this contract fails to perform in whole or in part obligation under this contract due to force majeure events, the performance of the obligation which is interfered by the event of force majeure shall be terminated during the period.

2. The party who claims to have been affected by Force majeure events shall notify in writing the other party the occurrence of force majeure events as soon as possible, and within 15 days after the occurrence of such force majeure event provide proper proof of such force majeure and its duration and written information showing the contract can’t be performed or need be delayed. The party who claimed that such force majeure caused the failure of the performance of the contract in fact has the responsibility to make every reasonable effort to eliminate or mitigate the impact of such force majeure

3. In case Force majeure event occurs, the parties shall decide through friendly consultations how to implement this contract. Shortly after the Force Majeure Event or effect terminates or eliminates, the parties shall immediately resume the performance of their respective obligations under the contract. If such force majeure and its effect cannot be terminated or eliminated,which results in the loss of either party's ability to continue the contract, both parties can terminate the contract or temporarily delay the performance of the contract by consultation and the party who suffered from the force majeure takes no responsibility. If the party delayed to perform the contract and then the force majeure occurred, the party is not exempt from liability

4. The force majeure in this contract refers to any such occurrence: the affected party cannot reasonably control, expect the occurrence or the party can expect but is unable to overcome the occurrence. The occurrence occurs after the signing date and makes it objectively impossible or impractical to perform the contract in whole or in part. These events include but are not limited to natural disasters such as floods, fires, droughts, typhoons, earthquakes, and social events such as war (whether or not declared), riots, strikes, government action or legal requirements, etc.

Item15 Interpretation of contract
For any outstanding issues or unclear contract terms, the contract parties may contract in accordance with the principle purpose of the contract, the transaction practices and the terms associated with the content, in accordance with the usual understanding of a reasonable explanation of the contract. The interpretation is binding unless the interpretation is contrary to law or this contract.

Item16 Complement and accessories
For unmentioned matters that are not prescribed by laws or regulations, the parties may reach a written supplementary contract. Any amendment to the contract and supplemental contracts will become an integral part of this contract, and has the same legal effect.

Item17 The effectiveness of the contract
1. This contract will become effective on the date of four parties’ representatives or its authorized representatives signing with company seal on the contract;

2. This agreement is in eight copies, each of four parties has two copies and each has the same legal effect.

3. Any amendment to the contract and supplemental contracts entered after this contract will become an integral part of this contract, and has the same legal effect.

Party A:
Shenzhen Borou Industrial Co., Ltd.
Representative: Wang, Hui (signature)

Party B:
TMK Power Industries (SZ) Co., Ltd.
Representative: Wu, Henian (signature)

Party C:
Yang, Ming (signature)

Party D:
Legal representative: Yang, Ming (signature)

Party E:
Shenzhen Deli Investment Development Ltd. Legal Representative: Wang, Wei (signature)

The Place of Signing contract: Office of Party D at North Renmin Road of Luohu District, Shenzhen
The Date of Signing: January 10, 2009